EXHIBIT 10.43

CVS CAREMARK CORPORATION

AMENDMENT NO. 1 TO 2007 CREDIT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of November 22, 2011, to the Five Year Credit Agreement, dated as of March 12, 2007, by and among CVS Caremark Corporation (formerly, CVS Corporation)(the “Borrower”), the Lenders party thereto, the Co-Syndication Agents and Documentation Agent named therein, and The Bank of New York Mellon (formerly, The Bank of New York), as Administrative Agent (the “Credit Agreement”);

Except as otherwise provided herein, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Credit Agreement.

In consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to Section 11.1 of the Credit Agreement, the parties hereto hereby agree as follows:

1.                                       Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Net Worth” and “Tangible Net Worth”.

2.                                       Section 1.1 of the Credit Agreement is hereby amended to add the definitions of “Intangible Assets” and “Net Tangible Assets”, as follows:

“Intangible Assets”: at any date, the value, as shown on the most recent Consolidated balance sheet of the Borrower and the Subsidiaries as at the end of the fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with GAAP, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles, (ii) organizational and development costs, (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, pensions, compensation and similar items and tangible assets being amortized), and (iv) unamortized debt discount and expense, less unamortized premium.

“Net Tangible Assets”: at any date, the total assets as shown on the most recent Consolidated balance sheet of the Borrower and the Subsidiaries as at the end of the fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with GAAP, less (i) all current liabilities (due within one year) as shown on such balance sheet and (ii) Intangible Assets and liabilities relating thereto.

3.                                       Section 8.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.1                                 Subsidiary Indebtedness

Permit the Indebtedness of all Subsidiaries (excluding Indebtedness under capital leases incurred in connection with a sale leaseback transaction) to exceed (on a combined basis) 15% of Net Tangible Assets.

4.                                       Section 8.2 of the Credit Agreement is hereby amended to amend and restate clause (k) thereof in its entirety to read as follows:

(k) additional Liens securing Indebtedness of the Borrower and the Subsidiaries in an aggregate outstanding Consolidated principal amount not exceeding 15% of Net Tangible Assets.

5.                                       Each Default or Event of Default that may have occurred under the Credit Agreement prior to the effectiveness of this Amendment solely as a result of the failure of the Borrower to be in compliance with Section 8.1 or Section 8.2(k) of the Credit Agreement, including as a result of the failure of the Borrower to provide notice of the occurrence of any such Default or Event of Default as required by Section 7.7(g) of the Credit Agreement or as a result of any certification or representation or warranty made by the Borrower (or any of its officers on its behalf) that no such Default or Event of Default existed, is hereby waived.

6.                                       This Amendment shall become effective on and as of the date hereof upon the receipt by The Bank of New York Mellon, as Administrative Agent, of counterparts of this Amendment executed by the Borrower and the written consent of the Required Lenders under the Credit Agreement to this Amendment.

7.                                       Except as amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect.

8.                                       This Amendment may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.  It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.  A set of the copies of this Amendment signed by all of the parties hereto shall be lodged with each of the Borrower and The Bank of New York Mellon, as Administrative Agent.  Any party to this Amendment may rely upon the signatures of any other party hereto which are transmitted by fax or other electronic means to the same extent as if originally signed.

9.                                       This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[signature pages follow]

CVS CAREMARK CORPORATION

AMENDMENT NO 1. TO 2007 CREDIT AGREEMENT

The parties have caused this Amendment to be duly executed as of the date first written above.

CVS CAREMARK CORPORATION

By:	/s/ Carol DeNale
Name:	Carol DeNale
Title:	Senior Vice President, Treasurer

THE BANK OF NEW YORK MELLON, as Administrative Agent

By:
Name:
Title:

CVS CAREMARK CORPORATION

AMENDMENT NO. 1 TO 2007 CREDIT AGREEMENT

The undersigned Lender hereby consents to Amendment No. 1 to the Credit Agreement.

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